Press Release

Source: Cycle Country Accessories Corp.

Cycle Country Announces Conference Call
Tuesday May 6, 2008 7:00 am ET

SPENCER, Iowa--(BUSINESS WIRE)--Cycle Country (AMEX:ATC - News), a leading supplier of ATV accessories, Plastic Wheel Covers, Golf Car Accessories, Oil Filters and Contract Manufacturing services, reminds its investors and other interested parties, that there is a scheduled conference call on Thursday May 15, 2008 at 11:00 am
(EST). Both the CFO and new President are scheduled to address their 2nd Quarter numbers, which will be released after the close of the market on May 14th. The conference call will also be an opportunity to hear the new President's views, plans, and goals for the Company. A question and answer session will follow the President's remarks.

Those wishing to participate in the call may do so by dialing 1-800-762-9441 or 1-480-248-5085 for international callers, at approximately 10 minutes prior to the event, and use Conference I.D. number 3876406. The call can also be heard live via the Internet by going to this web link: http://viavid.net/dce.aspx?sid=00005022 . In addition, a replay of the presentation will be available to listen to using the same web link approximately 20 minutes after the call.

About Cycle Country Accessories Corporation

Cycle Country, with over 50% of the worldwide market in several product categories, is the industry leader in the design and manufacturing of custom-fitting accessories for virtually every brand of utility all-terrain vehicles (ATV's). Cycle Country also produces accessories for the lawn and garden market through its subsidiary, Weekend Warrior and makes high performance oil filters for the motor sports industry through its wholly owned subsidiary, Perf-Form. In April of 2005, Cycle Country acquired Simonsen Iron Works, now operating as Cycle Country, Spencer, providing metal fabrication.

www.cyclecountry.com

www.weekend-warrior.com

www.perf-form.com

This press release does not constitute an offer to sell or the solicitation of any offer to buy any securities of Cycle Country Accessories Corporation, nor shall there be any sale of any such security in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Forward looking statements: This press release and other statements by Cycle Country may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the outlook for earnings and revenues, other future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "estimate," "potential," or future/conditional verbs such as "will," "should," and "could."

Contact:
Magellan FIN
Mark Gilbert, 317-867-2839
Principal
mgilbert@magellanfin.com

Source: Cycle Country Accessories Corporation